Exhibit 10.9.2
HEALTHSOUTH CORPORATION
NON-QUALIFIED STOCK OPTION AGREEMENT
(Pursuant to the 2005 Equity Incentive Plan)
OPTION granted in Birmingham, Alabama on February 23, 2006 (the “Date of Grant”), by HEALTHSOUTH Corporation, a Delaware corporation (the “Corporation”), to [                    ] (the “Grantee”).
1. GRANT OF OPTION. The Corporation hereby grants to the Grantee the irrevocable Option to purchase, on the terms and subject to the conditions set forth herein and in the Plan (as defined below), up to [            ] fully paid and nonassessable shares of the Corporation’s Common Stock, par value $.01 per share, at the option price of $5.31 per share, being not less than 100% of the fair market value of such Common Stock on the Date of Grant.
The Option is granted pursuant to the Corporation’s 2005 Equity Incentive Plan (the “Plan”), a copy of which is attached hereto. The Option is subject in its entirety to all the applicable provisions of the Plan as in effect on the Date of Grant, which are hereby incorporated herein by reference.
2. PERIOD OF OPTION. Except as otherwise provided in the Plan, the Option is cumulatively exercisable in installments in accordance with the following schedule:

Year Beginning February 23,	Percent of Shares Subject to Option Purchasable
2006	None
2007	33.3%
2008	33.3%
2009	33.3%
2010	100%
The Option may be exercised from time to time during the option period as to the total number of shares allowable under this Section 2, or any lesser amount thereof. The Option is not exercisable before February 23, 2007 or after February 23, 2017.
3. SECURITIES ACT REQUIREMENTS.
(a) The Company has not filed financial statements for any periods ended after December 31, 2004. The Company does not expect to become current with respect to all of its previously unfiled financial statements until at least the first quarter of 2006 and will not file any registration statement until after such time. NO OPTION MAY BE EXERCISED UNTIL THE COMPANY COMPLIES WITH ITS REPORTING OBLIGATIONS UNDER THE FEDERAL SECURITIES LAWS AND A REGISTRATION STATEMENT IS DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SHARES OF STOCK ISSUABLE UNDER THIS AGREEMENT.
(b) In addition to the requirements set forth herein and in the Plan, (i) the Option shall not be exercisable in whole or in part, and the Company shall not be obligated to issue any shares of Stock subject to any such Option, if such exercise and sale or issuance would, in the opinion of counsel for the Company, violate the Securities Act of 1933 (the “1933 Act”) or other Federal or state statutes having similar requirements, as they may be in effect at that time; and (ii) each Option shall be subject to the further requirement that, at any time that the Board of Directors or the Committee, as the case may be, shall determine, in their respective discretion, that the listing, registration or qualification of the shares of Stock subject to such Option under any securities exchange requirements or under any

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applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance of shares of Stock, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors or the Committee, as the case may be.
4. METHOD OF EXERCISE OF OPTION. Subject to the provisions of the Plan and Paragraph 3 hereof, the Option may be exercised in whole or in part by the Grantee’s giving written notice, specifying the number of shares which the Grantee elects to purchase and the date on which such purchase is to be made to the Corporation or its designated broker.
5. TRANSFERABILITY. The Option is not transferable otherwise than by will or pursuant to the laws of descent and distribution and is exercisable during Grantee’s lifetime only by Grantee, provided, however, that transfers for estate planning purposes are permitted so long as (w) the Grantee has satisfied his or her stock ownership requirements, (x) the Grantee gives the Committee advance written notice describing the terms and conditions of the proposed transfer, (y) the transferee qualifies as either an “employee” or a “family member” under those definitions set forth in Form S-8 under the 1933 Act and agrees to comply with all of the terms and conditions of the Award that are or would have been applicable to the Grantee and to be bound by the acknowledgements made by the Grantee in connection with the grant of the Option, and (z) the transfer is not a “modification” or “extension” of the Option that would give rise to a “deferral of compensation” within the meaning of Section 409A of the Code.
6. BINDING AGREEMENT. This Stock Option Agreement shall be binding upon and shall inure to the benefit of any successor or assign of the Corporation, and, to the extent herein provided, shall be binding upon and inure to the benefit of the Grantee’s beneficiary or legal representatives, as the case may be.
7. ENTIRE AGREEMENT. This Stock Option Agreement and the Plan set forth the entire agreement of the parties with respect to the Option granted hereby and may not be changed orally but only by an instrument in writing signed by the party against whom enforcement of any change, modification or extension is sought.
If the foregoing is in accordance with your understanding and approved by you, please so confirm by signing and returning the duplicate of this Stock Option Agreement enclosed for that purpose.

HEALTHSOUTH Corporation

By
Gregory L. Doody,
Secretary
The foregoing is in accordance with my understanding and is hereby confirmed and agreed to as of the Date of Grant.

[ ], Grantee

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